UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2023 (March 24, 2023)

Sunnova Energy International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(Address, including zip code, of principal executive offices)

(281) 892-1588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to AP8 Credit Agreement

On March 24, 2023, a wholly owned subsidiary (the “AP8 Borrower”) of Sunnova Energy International Inc., a Delaware corporation (the “Company”), entered into that certain Amendment No. 3 to Credit Agreement (the “Amendment No. 3”), which, among other things, further amends that certain Credit Agreement, dated as of September 30, 2020 (as previously amended, the “AP8 Credit Agreement”), by and among the AP8 Borrower, certain other subsidiaries of the Company party thereto, Banco Popular de Puerto Rico, as agent, lenders from time to time party thereto, funding agents from time to time party thereto, and U.S. Bank National Association, as custodian.

The Amendment No. 3 amended the AP8 Credit Agreement to, among other things, increase the aggregate commitments from $75,000,000 to $150,000,000.

The foregoing description of the Amendment No. 3 is qualified in its entirety by reference to the full text of the Amendment No. 3, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Consent to Assignment of Loans and Commitments, and Successor Agent Under, the TEPH Revolving Credit Facility and the EZOP Revolving Credit Facility

In February 2023, Credit Suisse Group AG (“Credit Suisse”) sold a significant part of its Securitized Products Group to Apollo Global Management (“Apollo”) and Apollo publicly announced that the majority of the assets and professionals associated with the sale are now part of or managed by ATLAS SP Partners, a new standalone credit firm focused on asset-backed financing and capital markets solutions (“Atlas”).

On March 27, 2023, in connection with the sale, certain subsidiaries of the Company consented to the assignment of the loans and commitments of the Credit Suisse lenders to the Atlas lenders (such assignment, the “Assignment of Loans and Commitments”) under both (i) the revolving credit facility under the Amended and Restated Credit Agreement, dated as of March 29, 2021 (as amended, the “TEPH Revolving Credit Facility”), by and among Sunnova TEP Holdings, LLC, as borrower, certain other subsidiaries of the Company, Credit Suisse AG, New York Branch (“CSNYB”), as agent, and the lenders and other financial institutions party thereto and (ii) the revolving credit facility under the Amended and Restated Credit Agreement, dated as of March 27, 2019 (as amended, the “EZOP Revolving Credit Facility”), by and among Sunnova EZ-Own Portfolio, LLC, as borrower, certain other subsidiaries of the Company, CSNYB, as agent, and the lenders and other financial institutions party thereto. In connection with the Assignment of Loans and Commitments, CSNYB resigned as agent under both the TEPH Revolving Credit Facility and the EZOP Revolving Credit Facility, Atlas Securitized Products Holdings, L.P. (the “Successor Agent”) was appointed as the successor agent thereunder and, in connection with such appointment, the Successor Agent assumed the agent roles under both the TEPH Revolving Credit Facility and the EZOP Revolving Credit Facility. In connection with the appointment of Atlas as Successor Agent, the borrowers and the lenders party to the applicable agency resignation and appointment agreements consented to, among other things, Atlas’ ability to assign the agent role under the TEPH Revolving Credit Facility and the EZOP Revolving Credit Facility to one of its affiliates subject to certain conditions set forth therein.

The foregoing description of the Assignment of Loans and Commitments is qualified in its entirety by reference to the full text of such documents, copies of which the Company plans to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description

10.1*	Amendment No. 3 to Credit Agreement, by and among Sunnova Asset Portfolio 8, LLC, as Borrower, Sunnova SLA Management, LLC, as Manager and Servicer, Sunnova Asset Portfolio 8 Holdings, LLC, as Seller (Solar Loans) and Seller (Solar Assets), and Banco Popular de Puerto Rico, as Agent and Lender, dated as of March 24, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Items 601(a)(5) and 601(b)(10). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: March 27, 2023	By:	/s/ David Searle
David Searle
Executive Vice President, General Counsel